For more information, contact:

Teresa Paulsen MEDIA

Vice President, Corporate Communication

ConAgra Foods, Inc.

tel: 402-595-5210

Chris Klinefelter ANALYSTS

Vice President, Investor Relations

ConAgra Foods, Inc.

tel: 402-595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS’ FISCAL 2008 FOURTH QUARTER EPS TO BE HIGHER THAN PLANNED

OMAHA, Neb., June 24, 2008 – ConAgra Foods, Inc., (NYSE:CAG) announced today that diluted EPS for its fiscal 2008 fourth quarter ended May 25, 2008, will be higher than the company’s original EPS estimate of $0.30 to $0.35, excluding items impacting comparability. The higher-than-planned EPS primarily reflects very strong Trading & Merchandising profits, which are now classified within discontinued operations. The company is also pleased with the overall performance of the Food & Ingredients segment, as well as improved execution with regard to pricing in the Consumer Foods segment.

The company will provide the specifics of the quarter’s results in the earnings release and conference call scheduled for June 26, 2008.

ConAgra Foods, Inc., (NYSE:CAG) is one of North America’s leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM and many others. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements:

This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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